PAGE 1

                           NOTICE OF ANNUAL MEETING
                              of Stockholders of

                          WASHINGTON ENERGY COMPANY
                        to Be Held February 25, 1994


TO OUR STOCKHOLDERS:


Washington Energy Company is pleased to announce that its Annual Meeting will be held Friday, February 25, 1994, at The Westin Hotel, 1900 Fifth Avenue in Seattle, Washington. We will meet at 9:30 a.m. (Pacific Time) in the Grand Ballroom.

The Board of Directors has called this meeting to: (1) elect four Direc-tors; (2) act upon a recommendation by the Board of Directors that the Washington Energy Company Stock Option Plan be approved; and (3) transact any other business that may properly come before the meeting.

Please read carefully the information contained in the accompanying Proxy Statement regarding the issues to be voted upon.

Only holders of common stock of record at the close of business on December 22, 1993, are entitled to vote, by order of the Board.

Your vote is important! Please sign and mail promptly the enclosed proxy card, whether or not you plan to attend the meeting. A postage-paid enve-lope is enclosed for your convenience.

The prompt return of proxies will save the Company the added expense of another mailing to ensure a quorum.

Thank you.  We look forward to seeing you at the meeting.

Sincerely,



James A. Thorpe
Chairman of the Board of Directors



Timothy J. Hogan
Corporate Secretary


Seattle, Washington
January 12, 1994

              (Proxy Statement is Set Forth in the Following Pages)


                                   PAGE 2

                      THIS PAGE IS LEFT BLANK INTENTIONALLY

                           WASHINGTON ENERGY COMPANY
                               815 MERCER STREET
                           SEATTLE, WASHINGTON 98109
                                 (206) 622-6767

                               PROXY STATEMENT
         Annual Meeting of Stockholders to Be Held February 25, 1994

                       PROXY SOLICITATION BY MANAGEMENT

This statement is furnished in connection with the solicitation by the manage-ment of Washington Energy Company ("the Company") of proxies, in the enclosed form, to be used at the Annual Meeting of Stockholders of the Company to be held at The Westin Hotel, Grand Ballroom, 1900 Fifth Avenue, Seattle, Wash-ington on February 25, 1994 at 9:30 o'clock a.m. Pacific Time, or at any adjournment thereof. This proxy statement and accompanying proxy form is being sent on or about January 12, 1994, to all security holders with voting rights. In addition to mail solicitation, there may be incidental personal solicitation at nominal cost made by directors, officers, employees and agents of the Com-pany. The Company will bear all costs of soliciting proxies, including charges made by brokers and other persons holding stock in their names or in the names of nominees for their expenses for sending proxy material to principals and obtaining their proxies.

If the accompanying proxy form is executed and returned, the shares represented by the proxy will be voted as specified therein, but the shareholder, never-theless, if he or she so desires, may revoke it by written or telegraphic revocation at any time prior to the voting thereof. The Bylaws also permit the appointment and instruction of proxies by telegram, telex, telecopier (206-382-7875), or similar transmitting device.


                         VOTING STOCK AND RECORD DATE

As of the December 22, 1993 record date the Company had outstanding 23,312,075 shares of $5.00 par value common stock. This is the only class of stock entitled to be voted at the meeting. The Company is unaware of any person beneficially owning more than five percent of its common stock.


                              VOTING OF PROXIES


A shareholder may vote by a written proxy executed by the stockholder or a duly authorized representative. The Bylaws also permit the appointment and instruc-tion of proxies by telegram, telex, telecopier, or similar transmitting device. Proxies may be revoked at any time prior to the meeting by written or tele-graphic notice delivered to the Secretary of the Company.

All stockholders have cumulative voting rights in the election of directors and one vote per share on all other matters. Under cumulative voting, a stock-holder may multiply the number of shares owned by the number of directors to be elected and cast this total number of votes for any one nominee or distribute the total number of votes, in any proportion, among as many nominees as the stockholder desires.

Unless authority is withheld in accordance with instructions on the accompany-ing proxy form, discretionary authority to cumulate votes may be exercised by the persons named in the proxy form. The persons named in the accompanying proxy form intend to vote the shares covered by the proxies received by them equally for the election of all the nominees hereinafter named as directors of the Company. Such shares may be voted cumulatively for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable. If a nominee becomes unavailable to serve, an event which is not anticipated, the shares may be voted for a substitute nominee designated by the Board of Directors.

                            ELECTION OF DIRECTORS
Nominees

At the meeting, four directors are to be elected. Three current directors, Virginia Anderson, Tomio Moriguchi and Sally G. Narodick, are to be elected to hold office for a period of three years or until their successors are elected and qualified. In addition, Mr. James A. Thorpe, Chairman of the Board and Chief Executive Officer of the Company since February 13, 1980, has announced his intention to retire from the Company and to resign from the Board of Dir-ectors effective at the Annual Meeting on February 25, 1994. The Board of Directors has elected Mr. William P. Vititoe, effective February 25, 1994, to fill the vacancy created by the resignation of Mr. Thorpe and has further determined to nominate Mr. Vititoe for reelection by the stockholders at the Annual Meeting to serve the remaining term of Mr. Thorpe, expiring in February 1996. If elected, Mr. Vititoe will succeed to Mr. Thorpe's board position in Class III, which term expires in February 1996, and further, it is the inten-tion of the Board of Directors to appoint Mr. Vititoe as Chairman of the Board and Chief Executive Officer at their annual organizational meeting immediately following the annual stockholders meeting. Pursuant to the Restated Articles of Incorporation, as amended, and Bylaws, as amended, of the Company, the nine directors serve in three classes for staggered terms whereby three directors in one class are elected at each Annual Meeting of Stockholders. Normally the nomination of Mr. Vititoe for reelection requires the addition of a fourth director to the ballot. Accordingly, proxies cannot be voted for more than four persons in the election of directors at the 1994 annual meeting of stockholders. Unless a stockholder indicates otherwise on the accompanying proxy form, the persons named therein intend to vote the shares covered thereby for the election of the four nominees listed below. No circumstances are presently known which would render any such nominee unavailable. In the event that any nominee for director shall not be a candidate for election, it is intended that votes will be cast, pursuant to the discretionary power granted in the accompanying proxy form, for such substitute nominee as may be nominated by the Board of Directors. Proxies will be voted in such a manner as to elect all or as many of the nominees as possible.

The names of the nominees for director and of the other directors not standing for election in 1994, and information about them are set forth below:

                                                       Year First
                                                       Elected as
     Name and Address                        Age       Director

                              NOMINEES FOR DIRECTOR
                        Class I  (New Term to Expire in 1997)

Virginia Anderson                             46         1991
Seattle Center, City
 of Seattle
Seattle, Washington

Tomio Moriguchi ...........                   57         1988
Uwajimaya, Inc.
Seattle, Washington

Sally G. Narodick..........                   48         1989
Edmark Corporation
Redmond, Washington

                     Class III  (New Term to Expire in 1996)

William P. Vititoe                          55          *
Washington Energy Company
Seattle, Washington

                               OTHER DIRECTORS
                     Class II  (Term Expires in 1995)

Donald J. Covey   ........                  65       1982
UNICO Properties, Inc.
Seattle, Washington

Robert L. Dryden  ........                  60       1991
Boeing Commercial
 Airplane Group
Seattle, Washington

Robert R. Golliver ........                 58       1979
Washington Energy Company
Seattle, Washington

                     Class III  (Term Expires in 1996)

Robert F. Bailey ...........                61       1988
Trans Republic Energy, L.P.
Midland, Texas

John W. Creighton, Jr......                 61       1989
Weyerhaeuser Company
Tacoma, Washington

      Each of the nominees has served continuously since the date of his or her first election as a director of the Company.

    * Mr. Vititoe has not previously served on the board.

Business experience of the nominees for the past five years:

Ms. Anderson has been Director of the Seattle Center, a large civic center in Seattle owned by the City of Seattle, since August 1988. Mr. Moriguchi has been President of Uwajimaya, Inc., Seattle, Washington, a food and merchandise distributor, retailer and exporter since 1965, and President, Town and Country Travel, Inc. Mrs. Narodick has been Chairman and Chief Executive Officer of Edmark Corporation, a Redmond, Washington based company which publishes print and software educational materials, since October 1989. From April 1987 to October 1989, she was a founder and partner of Narodick, Ross & Associates, a Seattle based financial and marketing consulting firm. Mr. Vititoe joined the Company in January, 1994. From November 1990 to November 1993, he served as President and Chief Executive Officer of American Natural Resources Pipeline Co., a natural gas pipeline company. From July 1989 to October 1990, he served as President of Ameritech Enterprises Group, a diversified communications company. Prior to that he served as President and Chief Executive Officer of Michigan Bell Telephone Company from September 1983 to July 1989.

Business experience of the other directors for the past five years:

Mr. Covey has been Chairman of the Board of Directors of UNICO Properties, Inc., Seattle, Washington, since 1992. He was also Chairman and Chief Exec-utive Officer from 1990 to 1992 and President and Chief Executive Officer from 1985 to 1990. UNICO Properties, Inc., manages several major office buildings in downtown Seattle. Mr. Dryden has been Executive Vice President, Boeing Commercial Airplane Group, Seattle, Washington, since January 1990. From November 1987 to January 1990, he served as President of Boeing Military Airplanes in Wichita, Kansas. Mr. Golliver has been the President and Chief Operating Officer of the Company since 1980. Mr. Bailey has been President of Phoenix Processing Systems, Inc., Midland, Texas, a natural gas processing and oil and gas investment company, Mabelle, Inc., an oil and gas production com-pany, and Trans Republic Energy, L.P., an oil and gas investment company since January 1992; previously he was President of Alta Energy Corporation, Midland, Texas, an oil and gas drilling and production company operating primarily in the southwestern United States. Mr. Creighton has been President of Weyerhaeuser Company, a Tacoma, Washington based forest products company, since 1988.

Certain directors and nominees are also directors of other companies that make periodic filings with the Securities and Exchange Commission as follows:
Virginia Anderson - Columbia Bank; Robert F. Bailey - Texas Commerce Bank
- - - - Midland; John W. Creighton, Jr. - Weyerhaeuser Company, Portland General Corporation, Quality Food Centers, Inc. and Mortgage Investments Plus, Inc.; Tomio Moriguchi - Seafirst Corporation, a subsidiary of the Bank of America, N.T. & S.A.; Sally G. Narodick - Edmark Corporation, Pacific Northwest Bank and Penwest; Robert L. Dryden, U.S. Bancorp; William P. Vititoe - Comerica Bank and Amerisure Michigan Mutual Insurance Company.

There are no family relationships between the directors.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and its executive officers to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Directors and executive officers are also required by the Commission regulations to furnish the Company with copies of all such reports that they file. Based solely on its review of the copies of such forms received by it, the Company believes that all filing requirements applicable to its Directors and executive officers were complied with during the fiscal year ended September 30, 1993.

                      SECURITY OWNERSHIP OF MANAGEMENT
                      (stated as of December 15, 1993)

     Name of                               Amount of Beneficial     Percent
 Beneficial Owner                                Ownership          Of Class

Directors

Virginia Anderson                                        612          -
Robert F. Bailey                                       1,490          -
Donald J. Covey                                        2,614          -
John W. Creighton, Jr.                                   981          -
Robert L. Dryden                                       2,184          -
Tomio Moriguchi                                        1,440          -
Sally G. Narodick                                        981          -

Named Executive Officers (*also serve as directors)

James A. Thorpe *                                    108,125  (1)     -
Robert R. Golliver *                                  45,550  (1)     -
Donald H. Gessel                                      21,202  (1)     -
James P. Torgerson                                    12,998  (1)     -
James W. Gustafson                                    30,586  (1)     -

All directors and executive officers as a group
  (16 persons)                                       287,361  (1)     1.2%

(1) Includes unexercised options to acquire shares of common stock pursuant to the Company's Stock Option Plan as follows: Mr. Thorpe, 47,000 shares; Mr. Golliver, 26,000 shares; Mr. Gessel, 10,400 shares;
      Mr. Torgerson 10,400 shares; Mr. Gustafson, 7,800 shares; and all directors and executive officers as a group, 134,400 shares.

Washington Energy is unaware of any person beneficially owning more than five percent of its common stock.

With respect to each person who has options to acquire common stock, such options are assumed to be outstanding for the purpose of computing percentage ownership of that person, but are assumed not to be outstanding for purposes of computing percentage ownership for any other person.

       COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Board of Directors Compensation and Benefits Committee is composed of outside Directors. The establishment and administration of the Company's executive officer compensation and benefits program is the Committee's responsibility.

Compensation Objectives

The Committee's compensation objectives are:

Total pay competitive with industry practice sufficient to attract and retain key executives.

Balanced long and short-term variable compensation elements tied to corporate and department goals.

Performance based incentive pay which supports the Company's business goals.

Compensation Components

Executive officer compensation is composed of four elements:

Base Salary. The Company reviews comparative company data prepared by an independent consultant to assure that base compensation levels and annual adjustments are moderate yet competitive with industry practices and supportive of corporate goals. Base pay and subsequent adjustments are targeted at or below 50th percentile values for the comparative group of companies. All exec-utive officer pay adjustments are reviewed and approved by the Committee. Committee approval of base pay and base pay adjustments depends on the execu-tive's performance, changes in duties and responsibilities and market-related factors specific to the executive's responsibility and those of others in similar positions at comparative firms.

Annual Incentive Pay. All Vice Presidents and above qualify to receive annual incentive pay. The purpose of such pay is to enhance the link between execu-tive officer direct pay and the achievement of Corporate, Department, and individual goals. The Committee approves all elements and goals of the annual incentive pay program.

Awards vary by position and performance. The Vice President Natural Resources can earn up to 25% of base salary and Senior Vice Presidents can earn up to 20% of base salary. The President's potential earning is up to 30% of base salary. The CEO can earn up to 40% of base salary. The CEO can recommend discretionary award adjustments. Each award has a different mixture of corporate, subsidiary and department performance objectives which determine the percentage of poten-tial pay.

Corporate performance is measured by earnings per share, cash flow after divi-dends as a percent of capital spending, and other financial measures which the Committee may use at its discretion. Department performance goals are set annually by the CEO and President and the individual participants with each goal being weighted based on its relative importance in overall goal achieve-ment. Incentive pay is determined at the end of each year by application of the weighting factors to specific goal performance.

Performance Share Units. Performance share units are long term performance-based incentives for executive officers designed to reward overall corporate performance as measured by average return on equity and market/book performance ratios over a four-year period. Long-term incentives in combination with short-term incentives provide a balanced basis for executive compensation and achievement.

Each year a specific number of performance units are allocated to designated company officers by the Committee for potential award. Receipt of the units is contingent on the achievement of corporate performance objectives at the con-clusion of a four-year period. Each unit is the equivalent of 1 share of the Company's common stock. The performance objectives established by the Commit-tee at the beginning of each four-year period are based on the Company's average return on equity during the performance period and market to book ratio at the end of the performance period. If objectives for the period are achieved the participant will have earned 100% of the performance shares assigned for that period.

The Committee may permit participants to earn more than 100% of the shares assigned to them pursuant to plan provisions if actual Company results exceed performance objectives. Conversely, the participant may earn less than 100% of the performance units pursuant to plan provisions if the Company fails to fully meet its performance objectives.

Incentive Stock Options. Under the proposed Stock Option Plan, incentive stock options are intended to align management pay and thereby management motivation with the long-term interest of the shareholders and the attainment of corporate planning objectives. Committee approval of the issuance of options would be at the fair market value of the Company stock on the day of the grant, thereby assuring executives will receive a benefit only when the stock price appre-ciates. The Committee retains the power to impose terms and conditions on the options granted under the proposed Plan. Options and derived stock apprecia-tion rights would not exceed 10 years and must be converted at their exercise to a minimum of 50% stock shares.

CEO Compensation

Mr. Thorpe's 1993 compensation was largely dependent on the Company's financial performance during 1993 consistent with the objectives of the specific pay elements discussed above. Mr. Thorpe's base salary adjustment recommended by the Committee and approved by the Board was $18,054 which was a 6.2% increase effective July 1992. The Board's action was based on a Committee review of comparative natural gas industry data, including data from natural gas distri-bution and combination utilities operating in Washington State.

No incentive pay was awarded to Mr. Thorpe in 1993. Minimum financial measures and objectives used by the Committee to determine Mr. Thorpe's annual incentive payment were not attained in 1993. A performance unit award was paid to Mr. Thorpe of $50,923 for attainment of long term corporate performance objectives established by the Committee for the period 1990 through 1993. A Stock option grant of 12,500 shares for Fiscal 1994 has been awarded to Mr. Thorpe contin-gent upon stockholder approval of a new Stock Option Plan which will be pre-sented to the stockholders for adoption in February, 1994. The previous Stock Option Plan expired October, 1993. The purpose of the grant is to link Mr. Thorpe's efforts in achieving corporate goals with shareholder interest over time.

Compensation and Benefits Committee:  John W. Creighton, Jr., Chairman; Robert
F. Bailey; Robert L. Dryden; Sally G. Narodick.

                    SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return to the S&P Composite - 500 Stock Index and Dow Jones Utility Index for the period of five years commencing October 31, 1988 and ended September 30, 1993.


                    COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                  AMONG WASHINGTON ENERGY COMPANY, S&P 500 INDEX
                        AND THE DOW JONES UTILITIES INDEX



                                                             Dow Jones
  Measurement Period      WEG Corp           S&P 500       Utility Index

     FYE 09/30/88           $100              $100             $100
     FYE 09/30/89           $136              $133             $128
     FYE 09/30/90           $147              $121             $126
     FYE 09/30/91           $179              $158             $144
     FYE 09/30/92           $194              $176             $159
     FYE 09/30/93           $175              $199             $190


                             EXECUTIVE COMPENSATION

Twelve executive officers and/or directors of Washington Energy also serve in the identical capacity or capacities with Washington Natural Gas Company ("Washington Natural") and receive remuneration for such services from Washing-ton Natural, with affiliates being charged for time spent by the officers and directors on the affiliates' business affairs.

The following table shows the total annual and long-term compensation paid by the Company to the persons who, for the year ended September 30, 1993, were the Chief Executive Officer and the other four most highly compensated executive officers of the Company ("named executives").


                          SUMMARY COMPENSATION TABLE
                                                               LONG-TERM COMPENSATION
                                                           Securities Under-     Other        All Other
       Name and          Fiscal     ANNUAL COMPENSATION      lying Options/   Incentives    Compensation
  Principal Position      Year    Salary($)   Bonus($)(1)   SARs (#)(2)     Payouts ($)(3)     ($)(4)


<F>
James A. Thorpe           1993      317,208            -         12,500         50,923          8,628
  Chairman of the Board   1992      308,055            -         12,500         79,982
  & CEO                   1991      290,001       53,772         12,500         83,039

Robert R. Golliver        1993      220,008            -          6,500         33,949          7,404
  President & COO         1992      208,758            -          6,500         54,725
                          1991      192,252       26,918          6,500         56,816

Donald H. Gessel          1993      133,128        8,900          2,600         19,804          4,068
  President - Washington  1992      129,285        7,000          2,600         29,467
  Energy Services         1991      122,001       16,155          2,600         30,593
  Company

James P. Torgerson        1993      133,128        8,000          2,600         19,804          4,100
  Sr. Vice President      1992      129,285        8,900          2,600         29,467
  Finance, Planning       1991      122,001       15,208          2,600         22,308
  & Development & CFO

James W. Gustafson        1993      133,128        6,800          2,600         19,804          3,838
  Sr. Vice President      1992      129,285        5,000          2,600         29,467
  Operations              1991      122,001       15,154          2,600         30,593

(1) Incentive compensation is based on performance in the year shown but determined and paid the following year. For example, bonuses for fiscal
      1993 are based on performance in fiscal 1993 and are measured and paid in the fourth quarter of calendar 1993.
(2) All options granted to executive officers were in tandem with stock appreciation rights ("SARs").
(3)   Amounts in the column relate to payouts under the Company's Second
      Performance Share Plan further described in the Long-Term Incentive
      Program section.
(4) A portion of the amounts in this column are the Company contribution to individual 401(k) accounts, Mr. Thorpe $6,866; Mr. Golliver $6,600; Mr.
      Gessel $3,817; Mr. Torgerson $3,994; and Mr. Gustafson $3,350. The balance of the amounts shown in this column are the term cost for split-dollar life insurance paid on behalf of the named executives. In accordance with the transition provisions applicable to the revised rules on executive compensation disclosure adopted by the Securities and Exchange Commission, amounts are excluded for the years 1992 and 1991.


                                   PAGE 12

                            1993 STOCK OPTION GRANTS

The following table sets forth the number of stock options which were granted to each of the named executives during fiscal year 1993. In addition, the table provides the present value of the stock options as of the grant date.


                               OPTION/SAR GRANTS IN THE LAST FISCAL YEAR
                    Securities Under-
                     lying Options                          Exercise or                  Grant Date
                      /SARs Granted   % of Total Options    Base Price   Expiration    Present Value
       Name              (#)(1)       Granted to Employees    ($/Sh)         Date          ($) (2)

<F>
James A. Thorpe          12,500               11%             21.1875      10/12/02       20,250
Robert R. Golliver        6,500                6%             21.1875      10/12/02       10,530
Donald H. Gessel          2,600                2%             21.1875      10/12/02        4,212
James P. Torgerson        2,600                2%             21.1875      10/12/02        4,212
James W. Gustafson        2,600                2%             21.1875      10/12/02        4,212

(1) The exercise price of the options was the fair market value of the Com-pany's stock on the date of the grant. All options were immediately exercisable. Each option was granted in tandem with SAR covering the same number of shares. If any optionee exercises their stock option, they lose their corresponding SARs as to those shares and vice versa.
(2) The values shown were calculated using the Black-Scholes option pricing model. That model is based on arbitrary assumptions regarding variables such as stock price volatility, future dividend yield, and interest rates. The actual value that an executive may realize, if any, will depend on the amount by which the stock price at the time of exercise exceeds the exercise price, which is the fair market value of the stock at the time of grant. There is no assurance that any executive will receive the amounts estimated by the Black-Scholes model.


The following table sets forth information concerning each stock option (or tandem SAR) which was exercised during the fiscal year 1993 by each of the named executives and the fiscal year-end value of the unexercised stock options (and tandem SARs), provided on an aggregated basis.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

                                                              Number of           Value of Unexercised
                                                        Securities Underlying
                      Shares Acquired       Value        Unexercised Options/   In-the-Money Options/
       Name          on Exercise(#)(1)  Realized(2)($)  SARs at FY End (#)(3)   SARs at FY End ($)(4)

<F>
James A. Thorpe            1,564           45,430             47,000                       -
Robert R. Golliver           -                -               26,000                       -
Donald H. Gessel             -                -               10,400                       -
James P. Torgerson           -                -               10,400                       -
James W. Gustafson           -                -                7,800                       -

(1) This number represents the number of shares with respect to which SARs were exercised.
(2) The figures presented in this column have been calculated based upon the difference between the fair market value of each stock option/SAR on the date of exercise and its exercise price.
(3)   All unexercised options at fiscal year end were exercisable.
(4) The exercise price of all unexercised options at year end were less than the closing price of the Company's common stock at fiscal year end.


                                   PAGE 13

                   LONG-TERM INCENTIVE PROGRAM - AWARDS
                                LAST FISCAL YEAR

                                                                       Estimated Future Payouts
                            No. of Units     Period Until     Under Non-Stock Price-Based Plans (2)(3)
         Name                  (#)(1)            Payout         Threshold (#)    Target(#)    Maximum

James A. Thorpe                 3,500            4 years             560            3,500       6,125
Robert R. Golliver              2,500            4 years             400            2,500       4,375
Donald H. Gessel                1,500            4 years             240            1,500       2,625
James P. Torgerson              1,500            4 years             240            1,500       2,625
James W. Gustafson              1,500            4 years             240            1,500       2,625

(1)   This represents the number of performance units assigned under the Second
      Washington Energy Company Performance Share Plan. Dependent upon satis-faction of future performance objectives of the Company, each unit can represent the right to receive up to 1-3/4 shares of common stock.
(2) This represents the number of shares of common stock that may be awarded with respect to the units granted under the plan. The actual number of shares awarded will depend on (a) the number of contingent performance units assigned, (b) the Company's financial performance for the four-year period following the assignment compared with pre-established goals, and
      (c) the market value of the Company's common stock at the time of any award payment. The plan requires that at least fifty percent of any payments made pursuant to the plan be paid in common stock of the Company and the balance of the payments be paid in cash or shares of common stock. The Compensation and Benefits Committee determines what portion of the payout is to be satisfied in shares of common stock and what portion is to be satisfied in cash.
(3) Under the plan, named executives will, after a change in control, gener-ally receive at least one share of common stock per unit, or more depend-ing on the Company's performance through the date of the change in control.


                         FUTURE BENEFITS - PENSION PLAN

Washington Natural Gas Company has a plan to provide officers, including the named executives, with retirement, death and disability benefits supplementing the coverage payable from the Company's defined benefit plan for salaried employees and an offset for Social Security and benefits payable under other plans of prior employers.

The supplemental plan is designed so that each participant will receive retire-ment plan payments, primary social security benefits and supplemental plan payments equal, in the aggregate, to 70% of the participant's average salary during the highest three years in the eight years preceding the participant's retirement. The remuneration covered by this plan includes base salary and commissions. It provides payments of annual benefits for life upon retirement from the Company upon reaching age 65 or at the election of the officer, with the Company's consent, at or after age 62 at appropriately reduced benefit levels.

Based on the computation through September 30, 1993, the average annual pension benefit (calculated on the basis of a joint and 50% survivor annuity with ten-year term certain) payable upon retirement at age 65 to the named execu-tives would be: Mr. Thorpe $213,562; Mr. Golliver, $145,604; Mr. Gessel, $89,697; Mr. Torgerson, $89,697; and Mr. Gustafson, $89,697. The portion of the benefit payable under the supplemental retirement plan will be paid net of amounts received from social security, the Company's defined benefit plan for salaried employees and any benefits received from retirement plans of prior employers.

                            EMPLOYMENT AGREEMENTS

The Company has conditional employment agreements with four of its key execu-tive officers: Messrs. James A. Thorpe, Robert R. Golliver, Robert J. Tomlinson and James P. Torgerson. The employment agreements offer additional security to these key management personnel to better enable them to function effectively without distraction in the event that uncertainties as to the future control of the Company should arise. These agreements provide certain benefits should employment be terminated other than for cause, or by death, disability or normal retirement within three years subsequent to a change in control of the Company. Change in control of the Company includes the acquisition by any person of: (1) power to exercise a controlling influence over management or policies; (2) ownership or power to vote 25% or more of the outstanding voting securities of the Company; or (3) change in the majority of the Board of Directors during the six-year period subsequent to the acquisition by any person of ownership or power to vote 10% or more of the outstanding voting securities of the Company without the approval of the majority of the Board of Directors in office prior to such acquisition. The benefits to be provided by the Company include: (1) a cash payment equal to three years annual base salary, or annual salary until normal retirement date if sooner; (2) lump sum payment for amounts calculated under dissolution of the performance share plan;
(3) maintenance of participation in all current employee benefit plans or pro-vision for substantially similar benefits for a three-year period or until normal retirement date if sooner; (4) a cash payment at retirement date equal to the additional retirement compensation to which the executive would have been entitled had the executive continued in the employ of the Company for an additional three years or until normal retirement date if sooner; (5) a cash payment equal to the difference between the exercise prices of all stock options and the higher of: (a) the average of the high and low sales prices on the date of termination, or (b) the highest price actually paid in connection with the change in control of the Company; and (6) a cash payment equal to the excise taxes imposed by the Internal Revenue Code Section 4999, if any, on all payments enumerated in this sentence, plus the tax expense to the executive resulting from this additional payment. If the executive voluntarily termi-nates without good reason, as defined in the agreement, no additional or special benefits accrue to the executive. Since the conditions specified in the contracts have not occurred, no amounts were charged to expense by the Company under these agreements in fiscal 1993.

                          COMPENSATION OF DIRECTORS

Remuneration of Directors: Each Director who is not an officer of the Company and its subsidiaries is paid a retainer of $8,000 per year and an additional $1,500 per year for serving on the Executive Committee or as Chairman of another Committee of the Board. In addition, each such Director is paid a fee of $600 for attending a regular, special or annual meeting of the Board or for a committee meeting not held on the same day as a Board meeting. None of such directors is eligible to participate in any of the compensation plans described above. The Company also has a Directors Stock Bonus Plan which was approved by the stockholders in February 1991. Under this Plan, an outside Director is awarded 200 shares of Company common stock in January of each year for service on the Board of Directors for the prior fiscal year. During fiscal 1993, 1,800 shares of common stock were awarded under the Plan. The Company pays no addi-tional remuneration to employees of the Company who are directors. During fiscal 1993, there were six meetings of the Board of Directors.

During fiscal 1993 each incumbent Director attended more than 75% of the aggre-gate number of meetings of the Board of Directors and committees on which he or she served.

                          PROPOSAL FOR APPROVAL OF
                 WASHINGTON ENERGY COMPANY STOCK OPTION PLAN

The Board of Directors, by resolution at its meeting on December 15, 1993, recommended for shareholder approval the Washington Energy Company Stock Option Plan. In order for grants of stock options under the plan to become effective, the plan must be approved by the affirmative vote of the holders of a majority of the shares of common stock of the Company present in person or by proxy at the annual meeting.

The following is a short summary of the plan. For more precise information, see the Washington Energy Company Stock Option Plan, which is included as an addendum to this Proxy Statement.

The purpose of this Stock Option Plan (the "Plan") is to promote the interest of the Company, by providing a method whereby executives and other key employees of the Company or its subsidiary corporations may be encouraged to invest in the Company's Common Stock and thereby increase their proprietary interest in the Company's business, encourage them to remain in the employ of the Company or a subsidiary corporation of the Company, and increase their personal interest in the continued success and progress of the Company and its subsidiary corporations.

This Plan shall be administered by the Compensation and Benefits Committee (the "Committee") of the Company's Board of Directors.

Options shall be granted only to executives and other key employees of the Company or its subsidiary corporations who, in the judgment of the Committee, are capable and desirous of influencing the growth and profits of the Company through their efforts. Approximately 75 individuals would potentially be eligible for grants under the plan based on the Company's past practice.

Options covering up to 800,000 shares may be granted under the plan. The exercise price of each option shall be determined by the Committee but shall not be less than the Fair Market Value of the Common Stock on the date of grant.

The term of each option shall be not more than ten (10) years from the date the option is granted, subject to earlier termination or other limitations as provided in the Plan. Subject to any vesting provisions an option granted under the plan may be exercised at any time prior to its termination.

The exercise price under an option shall be paid in full, in cash, at the time of exercise, and a certificate representing shares so purchased shall be delivered to the person entitled thereto. Alternatively, the Committee in its sole discretion may permit the exercise price to be paid in full or in part with Common Stock previously acquired by the employee, but only if and to the extent permitted by applicable regulations and rulings of the Internal Revenue Service.

At the discretion of the Committee, any option granted under this Plan may, at the time of such grant, include a stock appreciation right. A "stock apprecia-tion right" is the right of an optionee, without payment to the Company (except for applicable withholding taxes, if any), to receive the excess of the Fair Market Value per share on the date on which a stock appreciation right is exer-cised over the exercise price per share as provided in the related underlying option. Generally, upon exercise of a stock appreciation right the holder will receive shares of Common Stock having a fair market value equal to this excess, although all or a portion of this value may, with the consent of the committee be paid in cash. A stock appreciation right shall pertain to, and be granted only in conjunction with, a related underlying option granted under this Plan and shall be exercisable only to the extent that the related option is exer-cisable.

The Board of Directors may at any time discontinue the plan as to future grants of shares and may also generally amend the plan in any respect, subject to certain limitations.

                       FEDERAL INCOME TAX CONSEQUENCES

Incentive Stock Options. The Company intends that certain of the options granted under the plan will qualify as incentive stock options under Section 422 of the Internal Revenue code. Assuming that the options are so qualified, the tax consequences of the plan will vary depending on whether certain holding period requirements are met.

If an optionee acquiring stock pursuant to an incentive stock option does not dispose of the stock until at least one year after the transfer of the stock to the optionee and at least two years from the date of grant of the option, then, subject to the alternative minimum tax rules discussed below, there will be no tax consequences to the optionee or the Company when the incentive stock option is granted or when it is exercised.

If stock acquired upon exercise of an option is sold by the optionee and, at the time of the sale, the holding period requirements described in the pre-ceding paragraph have not been met, the federal income tax consequences to the optionee and the Company will be as follows: first, the optionee will be required to report, on his or her federal income tax return for the year in which the sale occurs, additional compensation income equal to the difference between the fair market value of the stock at the time of exercise of the option and the purchase price at which the stock was acquired (the Company will generally be entitled to a compensation deduction in an equivalent amount). Next, for purposes of determining gain or loss upon sale of the stock an amount equal to this compensation income will be added to the purchase price at which the stock was acquired, and the total will be the optionee's adjusted cost of the stock. Gain or loss will be determined, based upon the difference between the optionee's adjusted cost of the stock and the net proceeds of the sale, and the optionee will be required to report such gain or loss as long-term or short-term (depending on how long the optionee held the stock) capital gain or loss on his or her federal income tax return for the year in which the sale occurs.

Although an optionee who receives an incentive stock option under the plan realizes no taxable income when the optionee receives or exercises the incen-tive stock option, the difference between the fair market value of the stock on the date of exercise and the purchase price paid results in an adjustment in computing alternative minimum taxable income for purposes of Sections 55 et seq. of the Internal Revenue Code, which may trigger alternative minimum tax consequences for optionees. Any alternative minimum tax that is payable may ultimately be credited against taxes owed upon disposition of the stock.

Non-qualified Options. The Company may also grant non-qualified options under the plan. In general, there will be no tax consequences to the optionee or the Company when the option is granted. Upon exercise of the option, the optionee will be required to report, on his or her federal income tax return for the year in which the exercise occurs, additional compensation income equal to the difference between the fair market value of the stock at the time of exercise of the option and the purchase price at which the stock was acquired (the Com-pany will generally be entitled to a compensation deduction in an equivalent amount).

The foregoing is only a summary of the federal income tax rules applicable to options granted under the plan and is not intended to be complete. In addition, this summary does not discuss the effect of the income or other tax laws of any state or foreign country in which a participant may reside.

                     INDEPENDENT ACCOUNTANTS AND AUDITORS

The firm of Arthur Andersen & Co. has audited the accounts of the Company and its predecessor, Washington Natural Gas Company, for a number of years and has been selected to audit the accounts of the Company for the fiscal year ending September 30, 1994. Representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions submitted in writing to the Secretary of the Company in advance of the meeting.

                DATE FOR RECEIPT OF 1995 STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 1995 Annual Meeting must be received by the Company no later than September 11, 1994 to be considered for inclusion in the proxy statement and proxy for the 1995 meeting.

                                 OTHER MATTERS

The management knows of no other matters to be brought before the meeting. However, if any other matters come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote in accordance with their best judgment on such matters under the discretionary power granted by said proxy.


                                    WASHINGTON ENERGY COMPANY
                                    (TIMOTHY J. HOGAN, Corporate Secretary)

January 12, 1994

                   WASHINGTON ENERGY COMPANY STOCK OPTION PLAN

1.    Purpose

      The purpose of this Stock Option Plan (the "Plan") is to promote the interest of WASHINGTON ENERGY COMPANY, a Washington corporation (the "Company"), by providing a method whereby executives and other key employees of the Company or its subsidiary corporations may be encouraged to invest in the Company's Common Stock and thereby increase their pro-prietary interest in the Company's business, encourage them to remain in the employ of the Company or a subsidiary corporation of the Company, and increase their personal interest in the continued success and progress of the Company and its subsidiary corporations. Options issued under the Plan shall either be options designated as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("IRC"), or options designated as nonqualified stock options ("Nonqualified Stock Options"). For pur-poses of this Plan, the terms "parent corporation" and "subsidiary corporation" shall be as defined in IRC Section 424(e) and Sec-tion 424(f), respectively.

2.    Administration

      (a) This Plan shall be administered by the Compensation and Benefits Committee (the "Committee") of the Company's Board of Directors (the "Board of Directors"). All persons designated as members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors shall appoint the members of the Committee from time to time, and the Committee or any member thereof may be removed by the Board of Directors with or without cause.

      (b) Any member of the Committee may resign at any time by written notice to the Board of Directors. Any action of the Committee with respect to the Plan shall be taken by majority vote at a meeting of the Com-mittee or by written consent of a majority of the members of the Committee without a meeting.

      (c) Subject to the provisions of the Plan and to resolutions adopted by the Board of Directors, the Committee shall have authority in its discretion:

            (i) to construe and interpret the Plan and all options granted thereunder;

           (ii) to prescribe, amend and rescind rules and regulations relating to the Plan;

          (iii) to determine the individuals to whom options shall be granted, the time or times at which the options shall be granted, and the number of shares to be subject to the options so granted;

           (iv) to determine the terms and provisions of the options granted under the Plan (which need not be identical), including but not limited to the exercise prices and any vesting provisions that the Committee deems advisable; and

           (v) to make all other determinations necessary or advisable for the administration of the Plan.

           All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives and beneficiaries.

      (d) Each option shall be evidenced by a written agreement, which shall contain such terms and conditions (consistent with the terms of this Plan) as may be approved by the Committee and shall be signed by an officer of the Company and the employee receiving such option. In case of any inconsistency between any provision of an option agree-ment and the Plan, the provisions of the Plan in effect at the date of grant of the option shall be controlling.

      (e) Exercise by the Committee of its authority under the Plan shall be consistent with the intent that (i) all Incentive Stock Options issued under the Plan be qualified under the terms of IRC Sec-tion 422, and (ii) with respect to all persons who are "officers" of the Company within the meaning of Section 16(b) of the Exchange Act, the Plan be administered in a manner that satisfies the conditions of Rule 16b-3(c)(2)(i) under the Exchange Act so that the grant of options and stock appreciation rights under this Plan, as well as all other transactions with respect to the Plan, to options and stock appreciation rights granted hereunder and to any Common Stock acquired upon exercise of options and stock appreciation rights shall, to the extent possible, be exempt from the operation of
           Section 16(b) of the Exchange Act.

3.    Eligibility

      Options shall be granted only to executives and other key employees of the Company or its subsidiary corporations who, in the judgment of the Committee, are capable and desirous of influencing the growth and profits of the Company through their efforts. For purposes of this Plan, an optionee's employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company.

4.    Special Limitation for Ten Percent (10%) Shareholders

      Incentive Stock Options shall not be granted hereunder to any individual who, at the time such option is granted, owns (directly or indirectly as specified in IRC Section 424(d)) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations unless, in addition to the other terms and restrictions for Incentive Stock Options specified herein, the exercise price is at least one hundred ten percent (110%) of the Fair Market Value (as defined below) of the Common Stock on the date of grant, and such option by its terms will terminate within five (5) years from the date such option is granted.

5.    Shares Subject to the Plan

      (a) The Committee may, from time to time, provide for the option and sale under this Plan of up to 800,000 shares of the Company's $5.00 par value Common Stock in the aggregate (subject to adjustments required by Section 13 of this Plan). Such shares may be authorized and unissued shares or shares previously acquired or to be acquired by the Company and held in treasury. If an option ceases to be exercisable, in whole or in part, the shares as to which the option may no longer be exercised shall thereafter be available for additional options under this Plan.

      (b) The Company shall not be required, upon the exercise of any option, to issue or deliver a stock certificate for any shares of stock prior to the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, and such listing with such stock exchanges, as the Company shall determine to be necessary or desirable.

6.    Exercise Price

      (a) The exercise price of the Common Stock under each option shall be determined by the Committee but shall not be less than the Fair Market Value of the Common Stock on the date of grant (as determined in accordance with Section 17). The "Fair Market Value" of the Common Stock on any day shall mean the last sales price of a share of Common Stock as reported for that day (or, if that day is not a trading day, for the next preceding trading day) by the principal exchange on which the Common Stock is listed. If the Fair Market Value of the Common Stock is not determinable by this means, the Fair Market Value shall be determined in good faith by the Committee on the basis of such considerations as the Committee deems appro-priate. The exercise price for any option is subject to adjustment as provided in Section 13 hereof, and subject to the special requirements described in Section 4.

      (b) The exercise price under an option shall be paid in full, in cash, at the time of exercise, and a certificate representing shares so purchased shall be delivered to the person entitled thereto subject to the provisions of Section 5 hereof. Alternatively, the Committee in its sole discretion may permit the exercise price to be paid in full or in part with Common Stock previously acquired by the employee, but only if and to the extent permitted by applicable regulations and rulings of the Internal Revenue Service. No frac-tional share shall be issued upon the exercise of options and any amounts remaining after issuance of the nearest number of whole shares approved for issuance will be paid in cash.

7.    Stock Appreciation Rights

      (a) At the discretion of the Committee, any option granted under this Plan may, at the time of such grant, include a stock appreciation right. The effectiveness of any such rights granted with an Incen-tive Stock Option shall be conditioned upon their validity under IRC
           Section 422. If such rights are ultimately determined by the Inter-nal Revenue Service to be inconsistent with Section 422, any such rights shall terminate but Incentive Stock Options with respect to which such rights were granted shall otherwise continue in effect hereunder. The validity or invalidity of any such rights shall have no effect on the validity of the other provisions of any option or of this Plan. The Committee may impose conditions upon the grant or exercise of the stock appreciation right which conditions may include a condition that the stock appreciation right may only be exercised in accordance with rules and regulations adopted by the Committee from time to time. Such rules and regulations may govern the right to exercise a stock appreciation right granted prior to the adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

      (b) A "stock appreciation right" is the right of an optionee, without payment to the Company (except for applicable withholding taxes, if any), to receive the excess of the Fair Market Value per share on the date on which a stock appreciation right is exercised over the exercise price per share as provided in the related underlying option.

           A stock appreciation right shall pertain to, and be granted only in conjunction with, a related underlying option granted under this Plan and shall be exercisable only to the extent that the related option is exercisable. The number of shares of Common Stock subject to the stock appreciation right shall be all or part of the shares subject to the related option, as determined by the Committee. The stock appreciation right shall either become all or partially non-exercisable and shall be all or partially forfeited if the exercis-able portion, or any part thereof, of the related option is exer-cised and vice versa.

      (c) Subject to any restrictions or conditions imposed by the Committee, a stock appreciation right may be exercised by the optionee as to a number of shares of Common Stock under its related option upon the surrender of a like number of shares of Common Stock available under the exercisable portion of the related option, but only if the Fair Market Value of the stock subject to the option exceeds the option's exercise price. Subject to Section 7(d), upon the exercise of a stock appreciation right and the surrender of the exercisable por-tion of the related option, the optionee shall be awarded whole shares of Common Stock. The award shall have a total value equal to the product obtained by multiplying (i) the excess of the Fair Market Value per share on the date on which the stock appreciation right is exercised over the exercise price per share, by (ii) the number of shares subject to the exercisable portion of the related option so surrendered. No fractional share shall be issued upon the exercise of a stock appreciation rights and any amounts remaining after issuance of the nearest number of whole shares approved for issuance will be paid in cash.

      (d) An optionee may elect to receive cash in lieu of all or part of the shares that would otherwise be issued under Section 7(c) upon exer-cise of a stock appreciation right provided (i) such election is accepted and approved by the Committee in its sole discretion, and
           (ii) with respect to an election by a person who is an "officer" of the Company within the meaning of Section 16(b) of the Exchange Act, such election is made in the time and manner required under Rule 16b-3 of the Exchange Act so that the election is exempt from
           Section 16(b) of the Exchange Act.

8.    Duration of the Option and Stock Appreciation Rights

      The term of each option shall be not more than ten (10) years from the date the option is granted, subject to earlier termination or limitations as provided in Sections 4, 9, 14 and 15 hereof.

9.    Exercise of Options and Stock Appreciation Rights

      (a) Except as provided in Sections 10, 14 and 15 hereof and subject to any vesting provisions specified by the Committee, each optionee holding an option under this Plan who has remained in the continu-ous, full-time employment of the Company since the grant of the option may exercise the option to purchase any or all of the shares covered by the option at any time within the term of such option.

      (b) The exercise of an option for fewer than the total number of shares covered by the option shall not affect the optionee's right to exercise the option as to any remaining shares available for purchase at any time prior to the option's termination.

10.   Nontransferability of Option and Stock Appreciation Rights

      Each option (including any related stock appreciation right) granted under this Plan shall, by its terms, be nontransferable by the optionee other than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee. The option (including any related stock appreciation right) and any and all rights granted thereunder and not theretofore effectively and completely exercised shall automatically terminate and expire upon any sale, trans-fer or pledge or any attempted sale, transfer or pledge of such rights or upon the bankruptcy or insolvency of the optionee, or of any person who shall become entitled thereto under the will of, or the laws of descent and distribution applicable to, the optionee.

11.   Limitation on Amounts of Incentive Stock Options Granted to Employees

      The aggregate Fair Market Value of the Common Stock with respect to which, during any calendar year, one or more Incentive Stock Options under this Plan (and/or one or more options under any other plan main-tained by the Company or any of its parent and subsidiary corporations for the granting of options intended to qualify under IRC Section 422) are exercisable for the first time by an optionee shall not exceed $100,000 (said value to be determined as of the respective dates on which such options are granted to the optionee). If an option that would otherwise qualify as an Incentive Stock Option becomes exercisable for the first time in any calendar year for shares of Common Stock that would cause such aggregate Fair Market Value to exceed $100,000, then the portion of the option in respect of such shares shall be deemed to be a Nonqualified Stock Option.

12.   Other Terms and Conditions

      The Committee shall have power, subject to the limitations contained herein, to fix any terms and conditions for the grant or exercise of any option under this Plan. Nothing contained in this Plan, nor in any option granted pursuant to this Plan, shall confer upon any optionee any right to continue in the employ of the Company or any of its subsidiary corporations, nor limit in any way the right of the Company or of any of its subsidiary corporations by which the optionee is employed, to termi-nate the optionee's employment at any time.

13.   Adjustment of Shares Subject to Option

      If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise), or if the Committee deter-mines, in its sole discretion, that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event (including mergers or consolidations) affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Commit-tee shall, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, make adjustments to (a) the number and kind of shares with respect to which options may thereafter be granted under this Plan; (b) the number and kind of shares subject to outstanding options, and (c) the exercise price under outstanding options; provided, however, that the number of shares subject to an option shall be always a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any optionee in connection with any adjustment made pursuant to this Section 13.

14.   Effect of Termination of Employment

      If an optionee under this Plan shall cease to be regularly and continu-ously employed by the Company or by any of its subsidiary corporations for any reason other than retirement (as defined in the Company's Retire-ment Plan), death, or disability (as defined in IRC Section 22(e)(3)), then, upon the termination of the optionee's employment, all rights under all options held by the optionee under the Plan shall lapse and ter-minate. If termination of employment is caused by the optionee's disability (as defined in IRC Section 22(e)(3)), the optionee may, but only within the one (1) year period immediately following such termina-tion of employment (subject to the earlier expiration of the options by their terms), exercise the options to the extent they were exercisable at the date of such termination. If termination of such employment is caused by the optionee's retirement pursuant to the Company's Retirement Plan or any other retirement or pension plan of the Company which may then be in effect, then, subject to Section 15, the optionee may, but only within three (3) months immediately following such termination of employment (subject to the earlier expiration of the options by their terms), exercise the options to the extent they were exercisable at the date of such termination. For purposes of this Plan, if an optionee is employed by a subsidiary of the Company that ceases to be a "subsidiary corporation" of the Company within the meaning of IRC Section 424(f), such event shall be deemed to constitute a termination of the employment of the optionee for a reason other than retirement (as defined in the Company's Retirement Plan), death, or disability (as defined in IRC
      Section 22(e)(3)).

15.   Death of Optionee

      If an optionee dies while regularly and continuously employed by the Com-pany or by any of its subsidiary corporations, or within three (3) months after the termination of such employment by retirement pursuant to the Company's Retirement Plan or any other retirement or pension plan of the Company which may then be in effect, any options held by the optionee may, to the extent they were exercisable at the date of such death, be exercised within one (1) year after the date of death (subject to the earlier expiration of the options by their terms) by the optionee's executor or administrator or by the person or persons to whom the optionee's rights under the options shall pass by will or by the applicable laws of descent and distribution.

16.   Amendment of Plan

      The Board of Directors may from time to time amend the Plan in such respects as it shall deem advisable, so long as such amendment complies with all applicable laws, applicable stock exchange listing requirements, and applicable requirements for exemption (to the extent necessary) under Rule 16b-3 of the Exchange Act. Notwithstanding the foregoing, without further shareholder approval no amendment to this Plan shall increase the number of shares of Common Stock subject to the Plan (except as autho-rized by Section 13), change the class of persons eligible to receive options under the Plan, or otherwise materially increase the benefits accruing to participants under the Plan. No amendment of the Plan may, without the consent of the optionee of any option theretofore granted, adversely affect the rights of the optionee with respect to the option.

17.   Time of Granting Options

      Unless otherwise specified by the Committee, the date of grant of an option under the Plan shall, for all purposes, be the date on which the Committee makes the determination of granting such option. Notice of the determination shall be given to each employee to whom an option is so granted within a reason-able time after the date of such grant.

18.   Withholding

      The Company's obligation to deliver shares of Common Stock upon exercise of an option shall be subject to any applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time an option is exercised may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the optionee or through the withholding of shares otherwise issuable to the optionee, upon such terms and conditions as the Committee shall determine. If the optionee shall fail to pay, or make arrangements satisfactory to the Committee for the payment of, all such federal, state and local taxes, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the optionee an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to the option.

19.   Effective Date and Termination of Plan

      This Plan is adopted effective as of December 15, 1993; provided, how-ever, that the Plan shall be ratified and approved within twelve (12) months thereafter by the favorable vote of the holders of a majority of the Common Stock of the Company present, in person or by proxy, and entitled to vote at a meeting of such shareholders. If the Plan shall not be so ratified by the Company's shareholders, the Plan and any options granted thereunder shall be void.

      The Plan may be terminated at any time by the Board of Directors and, if not so terminated at an earlier date, the Plan in any event shall termi-nate once all the shares reserved under the Plan have been sold or on

      December 14, 2003, whichever is earlier. Options may be granted under this Plan at any time, and from time to time, prior to its termination. Any option outstanding under the Plan at the time of its termination shall remain in effect until the option shall have been exercised in full or shall have expired or been otherwise terminated.

20.   Statutory References

      Each reference in this Plan to a statute or a regulation promulgated thereunder shall be construed to refer to such statute or regulation as it may from time to time be amended and to any similar successor provisions thereto.

                                   (front)


           WASHINGTON ENERGY COMPANY PROXY FOR 1994 ANNUAL MEETING
             THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT


The undersigned hereby appoints Robert R. Golliver, Donald J. Covey and
Timothy J. Hogan, and each or any of them, proxy for the undersigned, with power of substitution, to represent and vote all the shares of common stock held of record by the undersigned as of the close of business on December 22, 1993, at the Annual Meeting of Stockholders of Washington Energy Company to be held on Friday, February 25, 1994, or any adjournment thereof, upon all matters properly coming before the meeting.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:


1.   ELECTION OF FOUR DIRECTORS


     ___ FOR all nominees listed below                 ___  AUTHORITY WITHHELD
         (except as marked to the contrary                  to vote for all
         below).                                            nominees listed

     Class I:  Virginia Anderson; Tomio Moriguchi; Sally G. Narodick.

     Class III:  William P. Vititoe

     (To withhold authority to vote for any individual nominee, strike out that nominee's name above. To cumulate votes for any nominee(s), write your instructions as to the number of votes cast for each in the space provided below. The total must not exceed four times the number of shares you hold.)

2.   APPROVAL OF THE WASHINGTON ENERGY COMPANY STOCK OPTION PLAN

          ___  FOR              ___  AGAINST           ___  ABSTAIN

           _____________________________________________________________


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.



Please Do Not Fold                  (Please Date and Sign on Reverse Side)


                                   PAGE 27

                                   (back)


      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE FOUR NOMINEES FOR DIRECTOR AND FOR APPROVAL OF THE WASHINGTON ENERGY COMPANY STOCK OPTION PLAN.



                                    IMPORTANT:  THIS IS YOUR PROXY

                                    Please mark, sign and return this Proxy
                                    promptly in the enclosed envelope.


                                    I hereby revoke any proxy to vote said
                                    shares heretofore given.  PLEASE SIGN
                                    EXACTLY AS NAME APPEARS HEREIN.  When
                                    signing as attorney, corporate officer,
                                    etc., give full title as such.



Date____________________________, 1994


______________________________________
               Signature


______________________________________
               Signature



                                 (See Over)